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                                                                    Exhibit 24.2

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Christopher Naughton and David R. Seaton, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement (including registration statements filed pursuant to Rule 462(b) under the Securities Act), whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.


      SIGNATURE                         TITLE           DATE

/s/ William D. Rueckert                Director    November 8, 2005
--------------------------
  William D. Rueckert